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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
Biogen Canada, Inc.                                   Delaware
Bio Holding I, Inc.                                   Delaware
Bio Holding II, Inc.                                  Delaware
Biogen Realty Corporation                             Massachusetts
Biogen Realty Limited Partnership                     Massachusetts
Biogen U.S. Corporation                               Massachusetts
Biogen U.S. Limited Partnership                       Massachusetts
Biogen (RTP) Realty LLC                               Delaware
Biogen (Denmark) Manufacturing ApS                    Denmark
Biogen Australia Pty Ltd                              Australia
Biogen Belgium S.A./N.V.                              Belgium
Biogen B.V.                                           The Netherlands
Biogen France S.A.                                    France
Biogen Farmaceutica SL                                Spain
Biogen GmbH                                           Austria
Biogen GmbH                                           Germany
Biogen International B.V.                             The Netherlands
Biogen (Bermuda) Investments, Ltd.                    Bermuda
Biogen Japan Ltd.                                     Japan
Biogen Limited                                        United Kingdom
Biotech Manufacturing CV                              The Netherlands
Biotech Manufacturing Limited                         Channel Islands
Biogen Norway AS                                      Norway
Biogen Sweden AB                                      Sweden
Biogen Denmark A/S                                    Denmark
Biogen Finland Oy                                     Finland
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